Ex99_26_(h) i. g4

AMENDMENT TO PARTICIPATION AGREEMENT

AMENDMENT NO. 4

THIS AGREEMENT made the 23rd day of October 1998, and amended on November 1, 1999, May 1, 2000, April 15, 2001, and May 1, 2003 (the “Participation Agreement”), by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the “Trust”), GOLDMAN SACHS & CO., a New York limited partnership (the “Distributor”), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized as a corporation under the laws of the State of Massachusetts (hereinafter referred to as the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement.

The parties hereby agree to amend the Participation Agreement as follows:

1.	Schedules 1, 2 and 3 of the Participation Agreement are amended to add the following variable life insurance policies:

Amendment No. 4 to Schedule 1

Effective as of May 1, 2003, the following separate accounts of the Company are hereby added to this Schedule 1 and made subject to the Agreement:

Name of Account and Subaccounts	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Massachusetts Mutual Variable Life Separate Account I	July 13, 1988	811-08075	VUL Guard

Amendment No. 4 to Schedule 2

Policy Marketing Name	SEC 1933 Act Registration Number	Name of Supporting Account	Annuity or Life
VUL GUARD	333-101495	P3-2003	Life
LVUL – Deleted in entirety	N/A	N/A	N/A
MM LVUL – Deleted in entirety	N/A	N/A	N/A

Amendment No. 4 to Schedule 3

Contract Marketing Name	Trust Classes and Series
VUL GUARD	Capital Growth Fund

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend Schedules 1, 2 and 3 in accordance with Article XI of the Agreement.

/s/ Howard B. Surloff		/s/ David O’Leary
Goldman Sachs Variable Insurance Trust		Massachusetts Mutual
Name:	Howard B. Surloff	Life Insurance Company
Title:	Secretary	Name:
Date:		Title:

/s/ Peter V. Bonanno
Goldman, Sachs & Co.
Name:	Peter V. Bonanno
Title:	Vice President
Date: